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                                                                  Exhibit 10.22

                              MANAGEMENT AGREEMENT



         THIS AGREEMENT entered into this 1st day of April, 1996, by and between BUCKNER RETIREMENT SERVICES, INC., ("Buckner") a not-for-profit corporation organized under the laws of the state of Texas, and CAPITAL SENIOR MANAGEMENT 1, INC. ("Capital"), a for-profit corporation organized under the laws of the state of Texas.

                                    PREAMBLE

         Buckner by this Agreement is engaging Capital to provide management services relating to the operation of Buckner Westminster Place (the "Facility"), a retirement community located in Longview, Texas. Capital has management expertise and resources designed to assist in the development and maintenance of quality service to residents of retirement communities on a financially sound basis. Capital and Buckner share a commitment to make the retirement years of residents as meaningful and comfortable as possible. Both share the philosophy that the retirement environment should allow for and encourage contained personal growth and independent living for the elderly, and when independent living is no longer possible, then the same retirement environment should have the flexibility to provide quality health care in the midst of a high degree of understanding, compassion and companionship enhanced by and based upon the prior years of residence in the same community.

This Agreement is founded on the following assumptions:

         Buckner retains primary responsibility to:

         a) Establish the policies of the Facility, and to plan for its short-range and long-range goals.

         b) Review and evaluate the performance of Capital in carrying out the established policies and in attaining the goals established by Buckner.
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         c)      Annually review and approve the budget.

         d) Annually review the policies and goals which have been established.

         e) Provide Christian social service ministry from the Facility that is resident and community-based.

         Capital assumes primary responsibility to:

         a)      Implement the policies established by Buckner.

         b) Supervise the day-to-day management of the Facility, including all resident activities.

         c) Provide to Buckner full, timely and accurate information as to past operations.

         d) Provide to Buckner projections and recommendations relating to the future operations of the Facility.

         The parties therefore agree as follows:

I.       RESPONSIBILITIES OF CAPITAL

         A. Recommend Policies. Capital shall recommend policies and goals to be established by Buckner, and shall evaluate such policies and goals on an ongoing basis.

         B. Management Duties. Capital shall supervise the operation of the Facility, provide management services, install operating procedures and oversee day-to-day operations, all subject to and in accordance with the budgets and policies, established by Buckner.

         C. Marketing Duties. Capital shall manage and supervise the marketing program. Capital shall periodically review the residence agreement and recommend changes thereof as and if required.
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         D.      Employees.  All Facility-based Employees, including the
                 administrative employees, shall be employees of Capital with the exception of Buckner ministry-based employees. Capital shall have sole authority over Facility-based Employees and Non-Facility-based Employees who are directly responsible for the Facility and all matters pertaining thereto and shall be responsible for all actions and omissions of such employees occurring pursuant to Capital's employee policy manual. All costs of hiring, equipping and providing the services of Facility-based Employees, including, but not limited to, compensation, health insurance, employer liability insurance, payroll taxes, bonding, workers' compensation insurance, benefits and vacations shall be treated as an expense of Capital to be reimbursed from the Facility operations if sufficient to reimburse such expenses; if it is not sufficient, such expenses shall be reimbursed by Buckner.

         E. Operating Procedures. Capital shall develop, install and maintain operating procedures, systems, and controls.

         F. Facility Expansion. Capital shall make recommendations regarding construction, remodeling or expansion of the Facility.

         G. Budgets. Capital shall prepare annual operating budgets for revenue, expense and cash flow of the Facility, and a capital expenditures budget. Budgets shall be prepared in advance of each fiscal year. Cash flow projections shall accompany each operating budget. It is to be understood that budgets are only estimates and guidelines of future results and that budget overruns may occur from time to time.

         H. Financial Controls. Capital shall establish and maintain a system of financial controls for the Facility.





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         I.      Monthly Financial Statements.  Capital shall provide to
                 Buckner, on a monthly basis, financial statements and related financial reports.

         J. Marketing Reports. Capital shall, on a weekly and monthly basis, provide sales and occupancy reports to Buckner, as well as the results of the annual resident satisfaction survey.

         K. Legal Counsel. Capital, at Facility expense, shall coordinate with Buckner the utilization of legal counsel relating to Facility operations.

         L. Rental Collections and Disbursements. Capital shall collect the revenues from the residents and, on behalf of Buckner, deposit all such funds in a residential depository account at a FDIC insured bank approved by Buckner. The style of the account shall be in the name of the facility with designated representatives from Buckner and Capital being the only parties authorized to draw from said account.

                          On an as needed basis, Capital shall transfer the
                 funds from the above stated account into an Operating Expense Account in the name of the facility. The account shall be in a FDIC insured bank approved by Buckner. The style of the account shall be in the name of the facility with designated representatives from Buckner and Capital being the only parties authorized to draw from said account. Capital shall pay out of such Operating Expense Account all operating expenses (including Capital's Management Fee and any other sums due to Capital from Buckner), and all other sums properly payable pursuant to any of the provisions of this Agreement. Capital shall hold, remit or expend the balance of such funds, if any, as Buckner may direct. These funds shall not be co-mingled with funds from any other projects and/or facilities managed and/or operated by Capital.





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         M.      Accounting Systems and Software.  Capital shall provide to
                 Buckner, during the term of this Agreement, appropriate on-site accounting systems and software, which shall include complete accounting, bookkeeping and record keeping services for the Facility, specifically including, but not limited to, resident billings, accounts payable, accounts receivable, general ledger and inventory records, and maintain demographic information on the residents. Acquisition of software, software maintenance and update charges will be budgeted expenses of the Facility. Payroll processing may be delegated to a third party, the cost of which be the responsibility of the Facility.

II.      BUCKNER'S RESPONSIBILITIES

         A. Policies. Buckner shall establish the policies for the Facility.

         B. Goals. Buckner shall establish the short range and long range goals of the Facility.

         C. Budgets. Buckner shall review and approve budgets for the operation of the Facility.

         D. Capital's Performance. Buckner shall review and evaluate the performance of Capital in carrying out the policies for the Facility.

         E. Legal Counsel. Buckner shall obtain legal counsel to perform all necessary legal services relating to Buckner's ownership of the Facility.

         F. Audits. Buckner, at its discretion, may engage certified public accountants to perform annual audits of the Facility as well as prepare any other reports required for federal or state regulatory agencies which require licensure and/or certification. Every quarter, upon receipt of reasonable notice to Capital, all financial records pertaining to the facility will be open for inspection and review by Buckner's





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                 representatives.  All labor and expense associated with such review shall be borne by Buckner.

         G. Directives. In order to assure proper coordination, Buckner shall issue any directions concerning the operations of the Facility only through the President or Vice President of Capital.

         H. Operating Reports. During the term of this Agreement, Buckner shall, within fourteen (14) days of issuance, furnish to Capital copies of any and all Facility-related reports, including the annual audit (if any) as well as copies of the minutes of all local advisory Board meetings, other than items relating to the performance of Capital.

         I. Advisory Board Meetings. During the term of this Agreement, a representative of Capital shall be a member of the local advisory board and attend any regular or special meeting of the local advisory Board other than any part thereof involving evaluation of the performance of Capital under this Agreement. Buckner shall give Capital the same notice of local advisory Board meetings as is required to be given to Board members.

         J. Change of Residency Agreement. Buckner shall not change the Residency Agreement without consulting with and seeking approval of Capital, unless required to do so to comply with any applicable law or regulation.

         K. Decisions. Buckner shall examine documents submitted by Capital and render decisions pertaining thereto promptly to avoid unreasonable delay.

         L. Uniform Accounts. Facility shall use the uniform chart of accounts recommended by Capital.





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         M.      Furnishing Information.  Buckner agrees at its expense to
                 install and maintain a computer terminal compatible with the mainframe computer currently in use by Capital and to transmit data to the Capital mainframe computer via telephone lines.

         N.      Right of First Refusal.

                 1. Buckner hereby grants to Capital a right of first refusal in the event that Buckner decides to sell the Facility during the initial term of this Agreement. Buckner shall furnish Capital with a written copy of the terms and conditions of the proposed sale, which terms and conditions shall be certified by Buckner as bona fide, and Capital shall have thirty (30) days from the date of receipt of such written copy within which to notify Buckner whether Capital desires to exercise its rights of first refusal to purchase the Facility on the same terms and conditions. If Capital fails to notify Buckner of its desire to exercise its right of first refusal within such thirty (30) day period, Capital shall be deemed to have not exercised its right of first refusal hereunder.

                 2. If Capital exercises its right of first refusal, Capital shall have an additional sixty (60) days following expiration of the thirty (30) day notice period within which to obtain financing to purchase the Facility. Capital shall notify Buckner whether it has obtained financing to purchase the Facility within such sixty (60) day period. If Capital fails to notify Buckner of its having obtained financing within such sixty (60) day period, Capital shall be deemed not to have obtained the requisite financing.





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                 3.       If Capital gives timely notice of the exercise of its
                          right of first refusal and having obtained the requisite financing to purchase the Facility, the closing on the sale to Capital shall take place within thirty (30) days after the expiration of the sixty (60) day period on materially the same terms and conditions as set forth in the bona fide offer; provided, however, that Capital shall furnish Buckner with a non-refundable deposit equal to five percent (5%) of the purchase price, to be credited with interest earned thereon against the purchase price at the closing in order to extend the closing for such thirty (30) day period.

                 4. If Capital fails to give timely notice of the exercise of its right of first refusal or having obtained the requisite financing to purchase the Facility, Buckner shall be free to close on the sale to the proposed purchaser, with the closing to take place within one hundred eighty (180) days after the failure of Capital to give timely notice, but only on materially the same terms and conditions as set forth in the bona fide offer. If such closing to the proposed purchaser does not occur within such one hundred eighty (180) day period or if the terms and conditions of the proposed sale are not materially the same as set forth in the bona fide offer, the Facility may not be sold without Capital once again being offered the right to exercise its right of first refusal hereunder.

                 5. Any sale, Sub-lease, or assignment with respect to the Facility, other than to Capital, shall be expressly subject to the terms and provisions of this Agreement and shall not relieve Buckner of its liability or obligations





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                          hereunder, and Buckner shall cause any purchaser,
                          assignee, or sub-lessee to deliver to Capital written acknowledgment of its agreement to perform hereunder including the payment of the management fee described herein. Buckner may at any time, without the consent of Capital, subject its interest in the Facility or any part thereof to the lien of one or more deeds of trust, mortgages, or other security instruments, so long as the mortgage and/or successor in interest confirms its consent to be bound by the terms of this Agreement within ten (10) days following Capital's demand therefor; provided, however, that so long as Buckner has no right to terminate this Agreement because of the default of Capital hereunder; in the event of any foreclosure or other proceeding under any such deed or trust, mortgage, or other security instruments to enforce the lien or security interest thereby created, this Agreement shall continue in full force and effect notwithstanding such foreclosure or other proceedings.

III.     INSURANCE.

         A. Capital shall maintain, in full force and effect, at the Facility's expense, the following insurance protecting Buckner and Capital and their officers and employees:

                 1.       Employee's fidelity insurance

                 2. Worker's compensation and employers liability insurance

                 3.       Professional liability insurance





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                 4.       Comprehensive general public liability insurance and
                          overlying umbrella liability coverage against loss or liability for damages for personal injury or death occurring on, in or about the Facility.

                          Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Buckner and in kind and amounts satisfactory to Buckner. Certificates of insurance showing compliance with the foregoing requirements shall be furnished by Capital to Buckner. Certificates shall state that the policy or policies will not be canceled or altered without at least 30 days prior written notice to Buckner.

         B. Buckner shall procure and maintain, in full force and effect, at Buckner's expense the following insurance protecting Buckner and Capital and their officers and employees:

                 1. Property Insurance for loss or damage by fire and other perils insurable under the broad form of extended coverage insurance available in the area where the Facility is located, and improvements, and contents thereof, constituting all or any portion of the Facility.

                 2. Insurance for automobiles owned or hired by Buckner or Capital and used in connection with the Facility.

                 Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Capital in kind and amounts satisfactory to Capital. Certificates of insurance showing compliance with the foregoing requirements shall be furnished by Buckner to Capital. Certificates shall state that the policy or





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                 policies will not be canceled or altered without at least 30 days prior written notice to Capital.

IV.      TERM AND TERMINATION OF THIS AGREEMENT

         A. Term and Termination Without Cause. This Agreement shall commence on the date set forth on the first page hereof and continue for a period of five (5) years, except that either party may terminate this Agreement after the Fixed Term (as hereinafter defined) by giving ninety (90) days written notice to the other party. The Fixed Term shall be thirty-six (36) months, except that if tax exempt financing is not utilized or if the U.S. Treasury Department liberalizes its current published advance ruling guidelines (Rev. Proc. 82-14, 1982-1 C.B. 459) to extend the period in which a management contract may be non-terminable without adversely affecting the tax-exempt status of bonds issued to finance the Facility to which the management contract relates, and if, in the opinion of bond counsel, such Treasury action applies to the bonds issued to finance the Facility, then the Fixed Term shall be the maximum period allowed for advance ruling purposes, but not more than five (5) years. If Buckner terminates the Agreement prior to the expiration of the Fixed Term or if Capital terminates this Agreement during the Fixed Term for cause as provided in Paragraph IV.B. below, severance compensation in an amount equal to the then-current monthly management fee times the number of months remaining in the Fixed Term shall be paid to Capital upon the effective date of termination. Any such termination shall be effective upon the expiration of the ninety (90) day period following the giving of the notice or on such later date as may be specified in the notice.





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         B.      Termination for Cause.

                 1. This Agreement may be terminated by Buckner for cause for the following reasons:

                          a) In the event of material breach by Capital of a material term hereof, which breach is not cured within sixty (60) days after notice by Buckner and such failure is the result of Capital's willful misconduct, gross negligence, or unlawful act.

                          b) In the event that a petition in bankruptcy is filed by Capital or its permitted assignee, or in the event Capital or its permitted assignee makes an assignment for the benefit of creditors or takes advantage of an insolvency act, by notice to Capital or assignee.

                          c) In the event that (i) Capital's or any permitted assignee's corporate existence is dissolved and the duties under this Agreement are not assumed by Capital or an affiliate of Capital (ii) Capital or any permitted assignee ceases to do business for any reason, by notice to Capital or such assignee, and the duties under this Agreement are not assumed by Capital or Capital's Affiliate.

                          d) In the event of a change of controlling ownership interest in Capital or Capital Senior Living, Inc. Controlling Ownership shall be defined as a change of greater than 50% from the present 100% ownership of James
                                  A. Stroud and Jeffrey L. Beck and affiliates of which they control.





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                 2.       This Agreement may be terminated by Capital in the
                          event that Capital fails to receive reimbursement of reimbursable expenses or any compensation due Capital pursuant to the terms of this Agreement, or any other compensation due Capital, and such failure continues for a period of sixty (60) days after Capital's written notice thereof to Buckner; provided, however, that this Agreement shall not be so terminated if Buckner pays Capital all such expenses and compensation then due and payable on or before the expiration of said sixty-day period.

                 3. No termination of this Agreement shall affect any obligation owing by either party hereto to the other which accrued prior to the effective date of such termination.

         C. Covenants Surviving Termination. The termination of this Agreement shall not terminate the right of Capital to indemnification relating to events occurring during the term of this Agreement under Article VI.L., and to protection of its property rights under Article VI.B.

V.       COMPENSATION

         A. Operations Management and Marketing Lease-up Fees. Buckner shall pay to Capital a fee in the amount set forth below, payable on the fifteenth day of each month commencing with the second month this Agreement is executed and ending on the last day of the month after which this Agreement is terminated:

                 1. The amount to be paid monthly shall be the greater of $5,000.00 per month or 5% of Gross Revenues generated during the immediately proceeding month. "Gross Revenues" shall be defined as gross monthly revenues from





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                          the operation of the Facility.  Gross Revenues shall
                          not include (i) security deposits received from residents and, if applicable, interest accrued thereon for the benefit of the residents until such deposits or interest are accrued thereon for the benefit of the residents until such deposits or interest are applied for rental payments; (ii) proceeds from the sale of depositions of all or any part of such Facility; (iii) insurance proceeds received by Buckner as a result of any insured loss (except proceeds for rent loss insurance); (iv) capital contributions made by any partner of Buckner;
                          (v) loans by Buckner; and (vi) proceeds from capital, financing and any other transactions not in the ordinary course of operation of such Facility. The Monthly Management Fee for the facility shall be payable monthly in arrears following calculations thereof upon submission of a monthly statement for such Facility from Capital. It is agreed between Buckner and Capital that if the Gross Revenues of the Facility are insufficient to pay all disbursements, including the Monthly Management Fee, or any portion thereof, then Buckner shall remain responsible for such disbursements. It is further agreed between Buckner and Capital that in no event will any disbursement be made to Buckner from any Facility Account until all accrued and unpaid fees to Capital and repayments, if any, to Capital for Capital's advancement of funds to cover any insufficiencies in such Facility's Rental or Payroll Account have been paid in full.

                 2. A marketing lease-up fee of $500.00 shall be paid for each apartment unit and patio home at the time the unit is initially occupied. This fee will be





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                          applicable for only those units not leased as of the
                          date of the execution of this Agreement.

                 3. Buckner and Capital shall prepare a net income projection for the start up period beginning April 1, 1996 and ending June 30, 1997 ("First Projection Term"), in form similar to Exhibit A. Said projection shall be approved by both parties in writing. This projection shall not include any debt service obligations or capital expenditure obligations of the Facility. If, at the end of the First Projection Term, Capital either exceeds projected net positive income for the First Projection Term or falls below the projected net loss, Capital shall be entitled to receive 25% of either the savings below the projected net loss or the profits above the projected net positive income, but not to exceed the amount paid under item 1 of section V.A. for the First Projection Term. After the First Projection Term ending June 30, 1997, Buckner and Capital shall prepare a net income projection for the next six (6) month period ending December 31, 1997 ("Second Projection Term"). If, at the end of the Second Projection Term Capital exceeds the projected income, or falls below the projected net loss for the said period, Capital shall be entitled to retain 25% of either the savings below the net loss or the amount of profit above the projected net gain, but not to exceed the amount paid under item 1 of section V.A. for the Second Projection Term. Each year, subsequent to the Second Projection Term, Buckner and Capital shall prepare, on an annual basis, a net income projection beginning January 1 of each year and ending December 31 of that same year. If at the end of





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                          each year, Capital exceeds the projected annual
                          income number as of that year, or falls below the projected loss for the year, Capital shall be entitled to retain 25% of either the savings below the net loss or the amount of profit above the projected net gain, but not to exceed the amount paid under item 1 of section V.A. for each subsequent projection term.

         B. Certain Expenses. In accordance with the Annual Budgets, the Facility will reimburse Capital for the cost of reasonable transportation, lodging and meal expenses for non-Facility-based employees of Capital or its outside consultants when traveling in connection with the performance of the services being performed pursuant to this Agreement, together with any reasonable long distance telephone expenses, copying, mailing or express shipments, and other miscellaneous out of pocket expenses that relate to the marketing and management of the Facility. Relocation, education, professional memberships and licensing expenses of the Facility-based administrative employees, shall also be an expense of the Facility.

VI.      MISCELLANEOUS

         A. Insurance-Subrogation. No indemnity shall be paid to the other party under this Agreement where the claim, damage, liability, loss or expense incurred was or was not required to be insured against. Any insurance policies obtained by the parties pursuant to this Agreement shall contain provisions or have the effect of waiving any right of subrogation by the insurer of one party against the other party or its insurer.

         B. Property of Capital. Trade names, including the name "Buckner Westminster Place," ideas and documents, forms, occupancy development material, specifically





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                 for and related to Buckner Westminster Place shall be the
                 property of Buckner. Trade names, ideas and documents, forms and occupancy development material, not directly related to the Facility and supplied by Capital are to be considered proprietary and will remain the property of Capital. Buckner may use such materials which are the property of Capital and information in the operation and management of the Facility, as may be recommended by Capital, but may not use such materials or information after termination of this Agreement for the development or expansion of the Facility or for new projects for itself or others without the written consent of Capital.

         C. Status of Parties. It is expressly understood and agreed that Capital shall act as an independent contractor in the performance of this Agreement. No provision hereof shall be deemed or construed to create a partnership or a joint venture between Buckner and Capital with respect to the Facility or otherwise.

         D. Additional Action. In order to carry out the intent and spirit of this Agreement, Buckner and Capital will do all acts and things necessary including the execution of other agreements.

         E. Entire Agreement. This Agreement sets forth the entire Agreement between Capital and Buckner. Any change or modification of this Agreement must be in writing and signed by all parties hereto.

         F. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.





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         G.      Assignment, etc.  Capital shall not, without Buckner's prior written approval (which approval shall not be unreasonably withheld), assign any of its rights or obligations under this Agreement.

         H. Governing Law. This Agreement, its interpretation, validity and performance shall be governed by the laws of the State of Texas.

         I. No Personal Liability. This Agreement has been executed on behalf of Buckner and Capital by their respective officers solely in their representative capacities, and no officer, director, agent, employee or attorney of Buckner or Capital shall have any personal liability hereunder to any person.

         J. Hiring Capital Employees. Without the prior written consent of Capital, for a period of three years following termination of this Agreement, Buckner will not employ or engage any person who was a Capital employee assigned to the administrative staff of the Facility at any time during the last twelve (12) months of the term of this Agreement.

         K. Conditions Beyond Control of Parties. Neither party shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused solely by fire, labor dispute, strike, war, insurrection, government restrictions, force majeure, or act of God beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy such default. Circumstances are likely to arise from time to time which may require that budgets be exceeded, and Capital shall not be liable for budget overruns.





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         L.      Indemnification.  Buckner will indemnify and hold harmless
                 Capital from any and all liability arising incident to Buckner's performance of its duties under this Agreement. Capital will indemnify and hold harmless Buckner from any and all liabilities arising incident to Capital's performance of its duties under this Agreement.


                 Buckner shall also indemnify and hold Capital harmless against any and all losses, costs or expenses incurred by Capital by reason of, arising out of or in any way related to noncompliance by the Facility with all applicable state, federal and local laws, ordinances, rules and regulations relating to the physical condition of the property of the Facility, provided Capital shall promptly notify Buckner of Capital's knowledge of any such noncompliance.

         M. Arbitration. In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement or the termination of this Agreement, the matter shall be submitted to arbitration in accordance with rules of the American Arbitration Association, except that the selection of the Arbitrator shall be done Selected Arbitrator. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith within a reasonable time, on the selection of an arbitrator, either party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the Selected Arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in Dallas/Fort Worth, Texas, or such other place as is mutually agreeable. The arbitration decision shall be final and binding on both parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the costs of arbitration against the losing party if the arbitrator determined that the final position urged by the losing party was not reasonable.


BUCKNER RETIREMENT SERVICES, INC.          CAPITAL SENIOR MANAGEMENT 1, INC.



By: /s/ Kennith S. Hall                    By: /s/ Keith Johannessen
   ------------------------------             ----------------------------------
(title)  President/CEO                     (title)  President
       --------------------------                 ------------------------------

                       AMENDMENT TO MANAGEMENT AGREEMENT





         THIS AMENDMENT is incorporated into and made a part of the Management Agreement dated April 1, 1996 ("the Agreement") between BUCKNER RETIREMENT SERVICES, INC. ("Buckner"), a not-for-profit corporation organized under the laws of the State of Texas, and CAPITAL SENIOR MANAGEMENT 1, INC. ("Capital"), a for-profit corporation organized under the laws of the State of TEXAS.



         Article IV, Section B, Item 1(d) of the Agreement is hereby amended by adding the following to the end of the sentence:



                 . . . Notwithstanding the above, in the event that a public offering of the stock of Capital Senior or Capital Senior Living, Inc., the controlling ownership shall be defined as a change of greater than an aggregate 30% ownership of James A. Stroud and Jeffrey L. Beck and affiliates of which they control as well as ownership of current management of Capital Senior or Capital Senior Living, Inc.



         Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.




         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective on this 16th day of April, 1996.





BUCKNER RETIREMENT SERVICES, INC.              CAPITAL SENIOR MANAGEMENT 1, INC.


By: /s/                                        By: /s/ David R. Brickman
   ------------------------------                 ------------------------------
   Name                                           Name

       Senior Vice President                         Vice President
   ------------------------------                 ------------------------------
   Title                                          Title





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